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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the following registration statements of Mercator Software, Inc. and subsidiaries of our report dated February 6, 2002, relating to the consolidated balance sheets of Mercator Software, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of Mercator Software, Inc. and subsidiaries.

Registration Statement Number 333-30631 on Form S-8, Registration Statement Number 333-37969 on Form S-8, Registration Statement Number 333-81427 on Form S-3, Registration Statement Number 333-89951 on Form S-8, Registration Statement Number 333-32002 on Form S-8, Registration Statement Number 333-32546 on Form S-3, Registration Statement Number 333-37080 on Form S-3, Registration Statement Number 333-59240 on Form S-8, Registration Statement Number 333-73432 on
Form S-8.

KPMG LLP

New York, New York
March 18, 2002